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                                                                     EXHIBIT 5.1

                       [PILLSBURY WINTHROP LLP LETTERHEAD]


                                 April 30, 2001


SONICblue Incorporated
2481 Mission College Blvd.
Santa Clara, CA  95054

        Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by SONICblue Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 15,905 shares of Common Stock, $0.0001 par value, of the Company (the "Shares") issuable upon the exercise of certain replacement options to be granted to the former optionholders of Empeg Limited, a wholly-owned subsidiary of the Company, under the Rules of the Empeg Limited Company Share Option Plan 1999, it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the terms of the Empeg Limited Company Share Option Plan 1999, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,


                                            /s/ PILLSBURY WINTHROP LLP



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